Exhibit 3(i)

RESTATED CERTIFICATE OF INCORPORATION

OF

TOMPKINS FINANCIAL CORPORATION

Under Section 807 of the Business Corporation Law

          The undersigned, being the Assistant Vice President and Secretary of Tompkins Financial Corporation (the “Corporation”), in accordance with Section 807 of the Business Corporation Law, hereby certifies:

A.      The name of the Corporation is Tompkins Financial Corporation. The name under which it was formed is Tompkins County Trustco, Inc.

B.       The Certificate of Incorporation was filed by the Department of State on March 6, 1995.

C.       The Certificate of Incorporation is hereby amended to effect the following changes as authorized by Section 801 of the Business Corporation Law:

(i)      Article IV is hereby amended to increase the number of shares of common stock which the Corporation shall have authority to issue to 25,000,000 shares of common stock with a par value of $0.10 per share.

(ii)      Article IV is hereby further amended to create shares of series preferred stock by authorizing the issuance of 3,000,000 shares of preferred stock with a par value of $0.01 per share and to authorize the Board of Directors of the Corporation to fix or alter the rights, preferences, limitations and restrictions granted to or imposed upon such series of preferred stock, and the number of shares constituting any such series and the designation thereof.

(iii) Article V, Section 2 is hereby amended to remove classification of the Board of Directors and provide for annual election of directors.

          The text of the Certificate of Incorporation is hereby restated as amended to read as herein set forth in full:

CERTIFICATE OF INCORPORATION

OF

TOMPKINS FINANCIAL CORPORATION

Under Section 402 of the Business Corporation Law

ARTICLE I

NAME

          The name by which the Corporation is to be known is Tompkins Financial Corporation.

ARTICLE II

PRINCIPAL OFFICE

          The principal office of the Corporation is located in the County of Tompkins, State of New York.

ARTICLE III

PURPOSE

          Subject to any limitation provided in the Business Corporation Law or any other statute of the State of New York and except as otherwise specifically provided in this Certificate, the purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the New York Business Corporation Law, provided that the Corporation is not formed to, nor will it, engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

ARTICLE IV

CAPITAL STOCK

          The aggregate total number of shares of capital stock which the Corporation shall have authority to issue is 28,000,000 shares, of which 25,000,000 shares shall be common stock with a par value of $0.10 each and 3,000,000 shares shall be preferred stock with a par value of $0.01 each. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue of all or any of the shares of preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the New York Business Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

BOARD OF DIRECTORS

          SECTION 1. Number of Directors. The number of directors of the Corporation shall not be less than seven (7) nor more than nineteen (19), the exact number within such limits to be decided by the Board of Directors of the Corporation.

          SECTION 2. Annual Election of Directors. Commencing with the 2008 Annual Meeting of Stockholders, Directors shall be elected at each Annual Meeting of Stockholders for a term which shall expire at the next Annual Meeting of Stockholders; provided, however, each Director elected prior to the 2008 Annual Meeting of Stockholders shall serve the term for which he or she was elected.

          SECTION 3. Removal of Directors. Directors may not be removed without cause. Directors may be removed for cause at anytime only by the holders of not less than a majority of the outstanding shares of capital stock entitled to vote for the election of directors.

          SECTION 4. Limitation of Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; that the director personally gained a financial profit or other advantage to which he was not entitled; or that the director’s acts violated Section 719 of the New York Business Corporation Law. If the New York Business Corporation Law is further amended or if any other law is enacted to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as amended or such other law.

          SECTION 5. Amendments. The provisions set forth in this Article V may not be altered, amended, rescinded or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock entitled to vote, and not less than fifty percent (50%) of the shares beneficially owned by stockholders other than Interested Stockholders and their Affiliates and Associates, as such terms are hereafter defined. An Interested Stockholder for these purposes shall be any corporation, person or other entity which is (or is controlled by or is under common control with) the beneficial owner, directly or indirectly, of shares possessing 20% or more of the votes of the outstanding shares of stock entitled to vote in the election of directors. The terms “Affiliates” and “Associates” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1995.

          SECTION 6. Vacancies. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason except the removal by the Stockholders of a Director or Directors, may be filled by affirmative vote of two-thirds of the Directors then in office. A Director elected by the Board of Directors to fill a vacancy under this Section shall hold office until the next meeting of Stockholders at which the election of directors is in the regular order of business, and until his successor has been duly elected or appointed and qualified.

ARTICLE VI

PREEMPTIVE RIGHTS

          No holder of any class of shares of this Corporation shall be entitled, as such, as a matter of preemptive right, to subscribe for, purchase or otherwise acquire in any offering by this Corporation any part of a new or additional issue of shares of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for shares of this Corporation of any class whatsoever, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares or securities, whether such shares be now or hereafter authorized and whether such shares, securities, or warrants or other instruments be issued for cash, property or services.

ARTICLE VII

FAIR PRICE PROVISION

          Notwithstanding any other provision of this Certificate of Incorporation or any provision of law, (a) in the event (i) the merger or consolidation of the Corporation, (ii) the dissolution of the Corporation, or (iii) the sale, lease or exchange of all or substantially all of the assets of the Corporation, involves a corporation, person or other entity which is (or is controlled by or is under common control with) the “beneficial owner”, directly or indirectly, of shares possessing 20% or more of the votes of the outstanding shares of stock of the Corporation entitled to vote in the election of directors (hereinafter referred to as an “Interested Stockholder”), or (b) in the event of any reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding stock of any class of the Corporation (any such transaction set forth in (a) and (b) is hereinafter referred to as a “Business Combination”), then in addition to any other vote required under applicable law, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of each class of stock of the Corporation entitled to vote generally in the election of directors (excluding those shares beneficially owned by the Interested Stockholder) shall be necessary, except that the 80% stockholder vote required in this Article VII shall not be necessary if (y)such Business Combination has been approved by a majority of the Continuing Directors (as defined below), or (z) all of the following requirements have been met:

          A.      The aggregate amount of cash, and the Fair Market Value (as defined below) as of the date of the consummation of the Business Combination (the “Consummation Date”) of consideration, other than cash, to be received per share by holders of the outstanding Common Stock of the Corporation in such Business Combination shall be at least equal to the highest amount determined under clauses (1), (2) and (3) below:

          1.      The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (a) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Stockholder (the date of such transaction being referred to herein as the “Determination Date”), whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of a major bank headquartered in New York, New York selected by a majority of the Continuing Directors from time to time in effect less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividend paid other than in cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock;

2. the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

          3.       (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (2) above, multiplied by the ratio of (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (b) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

          B.      The consideration to be received by holders of outstanding Common Stock of the Corporation (hereinafter referred to as the “Stock”) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Stock with equitable adjustments made for any stock splits or stock dividends. If the Interested Stockholder has paid for shares of Stock with varying forms of consideration, the form of consideration for such Stock shall be either cash or the form used to acquire the largest number of shares of such Stock previously acquired by it.

          C.      After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Continuing Directors, there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the continuing Directors; and (2) such Interested Stockholder shall have not become the beneficial owner of any additional shares of stock of the Corporation entitled to vote in the election of directors, except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          D.      After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          E.      A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the “Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act).

          F.      For the purpose of this Article VII:

1. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulation under the Act, as in effect on January 1, 1995.

2. A person shall be a “beneficial owner” of any Stock:

(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of stock.

          3.       “Continuing Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee or representative of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee or representative of, the

Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then serving as members of the Board.

          4.      The term “Fair Market Value” means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange but is listed as a National Market System stock in the National Association of Securities Dealers, Inc. Automated Quotation System, as reported in that National Market System, or, if such stock is not listed on any such exchange or reported in such system, the highest closing bid quotation with respect to a share of such stock during the 30-day period.

          5.      For the purposes of determining whether a person is an Interested Stockholder pursuant to this Article VII, the number of shares of Stock deemed to be outstanding shall include shares deemed owned through application of Subsection (z)(F)(2) but shall not include any other shares of Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          6.      Whenever the approval or a determination by a majority of the Continuing Directors is required or permitted by this Article VII, such approval shall be effective only if obtained at a meeting at which a quorum of Continuing Directors is present.

          7.      In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash” as used in Subsection (z)(A) above shall include the shares of Common Stock retained by the holders of such shares.

          G.      The directors of the Corporation shall have the power and duty to determine for the purpose of this Article VII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation, (1) whether the person is an Interested Stockholder, (2) the number of shares of Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the applicable conditions set forth in Subsection (z) above have been met with respect to any Business Combination.

          H.      Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          I.        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise, permit a lesser vote or no vote, the affirmative vote of the holders of at least 80% of the then outstanding shares of stock of the Corporation having voting power for the election of directors (excluding those shares beneficially owned by the Interested Stockholder) shall be required to alter, amend or repeal this Article VII.

ARTICLE VIII

BYLAWS

                    The Board of Directors of the Corporation is authorized to adopt, alter, amend, rescind or repeal from time to time any of the bylaws of the Corporation to the extent not inconsistent with this Certificate of Incorporation, provided that any such action may be altered, amended or repealed by a majority vote of the stockholders entitled to vote thereon. Notwithstanding the foregoing, any bylaw pertaining to the number, classification or removal of directors, call of special meetings of stockholders and adoption, amendment or repeal of the bylaws may not be adopted, altered, rescinded or repealed except by a vote of the majority of stockholders entitled to vote thereon.

ARTICLE IX

DESIGNATION OF AGENT FOR SERVICE OF PROCESS

          The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is Tompkins Financial Corporation, 110 North Tioga Street, Ithaca, New York 14850.

D.      The foregoing amendments and the restatement of the Certificate of Incorporation were duly authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote on the amendment and restatement at a duly called meeting of the shareholders of the Corporation.

          IN WITNESS WHEREOF, I have signed this Certificate this 20 day of August, 2008.

/s/ Linda M. Carlton

Linda M. Carlton
Assistant Vice President and Secretary